EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces US$5 Million Offering of Common Stock

Coeur d’Alene, Idaho – February 28, 2011 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has entered into agreements to sell 5,263,158 shares of common stock of the Company at US$0.95 per share, for expected gross proceeds of approximately US$5 million, pursuant to a registered direct offering to institutional investors in the United States.  Completion of the offering, which is expected to occur on or about March 2, 2011, is subject to the satisfaction of customary closing conditions including, but not limited to, the approval of the TSX Venture Exchange and NYSE Amex.

The Company intends to use the net proceeds from this offering for exploration of their Lookout Mountain Project in Nevada, exploration and development of other existing or acquired mineral properties, working capital requirements, acquisitions, or for other general corporate purposes.

Sutter Securities Incorporated has been engaged as the agent (the “Agent”) for the offering.

The shares of common stock are being offered directly by the Company pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-162631).  When filed with the SEC, copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the offering may be obtained at the SEC web site, www.sec.gov, or from the Agent at:

Sutter Securities Incorporated
220 Montgomery Street
Suite 1700
San Francisco, CA 94104
Telephone: 415-352-6319
E-mail: samsailer@suttersf.com

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

The shares of common stock will not be offered to residents of Canada.

About Timberline Resources

Timberline is a U.S.-based exploration/development company with a focus on advanced-stage precious metals properties.  Timberline is executing an exploration program at its South Eureka Property, a large drill-tested and highly prospective property in Nevada’s Battle Mountain – Eureka gold trend.  In addition, Timberline has two other business units.  The Company has a 50% carried-to-production interest at the Butte Highlands Joint Venture which is currently in development and targeted to begin gold production in early 2012.  Timberline also has a wholly-owned subsidiary, Timberline Drilling, which provides underground and surface drilling operations at operating mines and advanced development and exploration projects.

Timberline is listed on the NYSE Amex where it trades under the symbol “TLR” and on the TSX Venture Exchange where it trades under the symbol “TBR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the expected proceeds from the offering, the expected timing of closing of the offering, the anticipated use of proceeds from the offering, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, targeted dates for the South Eureka technical report and PEA, results of the Company’s drilling subsidiaries, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the possibility that the closing conditions to the offerings will not be satisfied, the risk that the offerings might not be completed on the expected timeline or at all, the risk that the Company will raise fewer proceeds than expected, the risk that economic and other considerations will cause the Company to use the proceeds of the offering other than as currently expected, and such other factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2010.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:
Paul Dircksen, Executive Chairman
Randy Hardy, CEO
Phone: 208.664.4859

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